Exhibit 3.4

Articles of Amendment

to

Articles of Incorporation

of

GreenCell, Incorporated

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000098799

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

                                                                                                                                                                                                 The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	One Keuka Business Park
(Principal office address MUST BE A STREET ADDRESS )
Penn Yan, NY 14527

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)	One Keuka Business Park

Penn Yan, NY 14527

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

5422 Carrier Drive, Suite 308
New Registered Office Address:	(Florida street address)

	Orlando ,	Florida 32819

(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Page l of 3

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Tvpe of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary).    (Be specific)

Article IV currently reads: The number of shares the corporation is authorized to issue is 100,000,000 at a par value of $.01 per share.

Article IV is amended to read: The number of common stock shares the corporation is authorized to issue is 100,000,000 at a par value of $.01 per share.

F.     If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	July 6, 2010
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                            (CHECK ONE)

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                           .”

(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☑	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	July 6, 2010

Signature	/s/ Dan Valladao
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Dan Valladao
(Typed or printed name of person signing)

President
(Title of person signing)